                                                                   EXHIBIT 10.12

                              DRUGSTORE.COM, INC.


            FOURTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


                                 May 19, 1999

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

1. Registration Rights...............................................        1
     1.1 Definitions.................................................        1
     1.2 Request for Registration....................................        3
     1.3 Company Registration........................................        4
     1.4 Form S-3 Registration.......................................        4
     1.5 Obligations of the Company..................................        5
     1.6 Furnish Information.........................................        7
     1.7 Expenses of Registration....................................        7
     1.8 Underwriting Requirements...................................        8
     1.9 Delay of Registration.......................................        9
     1.10 Indemnification............................................        9
     1.11 Reports Under Securities Exchange Act of 1934..............       11
     1.12 Assignment of Registration Rights..........................       12
     1.13 Limitations on Subsequent Registration Rights..............       12
     1.14 "Market Stand-Off" Agreement...............................       12
     1.15 Termination of Registration Rights.........................       13
2. Covenants of the Company..........................................       13
     2.1 Delivery of Financial Statements............................       13
     2.2 Inspection..................................................       14
     2.3 Right of First Offer........................................       14
     2.4 Employee Confidential Information and Invention
         Assignment Agreements.......................................       15
     2.5 Termination of Covenants....................................       15
3. Standstill Agreement..............................................       15
     3.1 No Increase of Ownership Interest...........................       16
     3.1 Notice of Voting Securities Purchases.......................       16
     3.3 Acts in Concert with Others.................................       16
     3.4 Termination of Standstill Agreement.........................       16
     3.5 Permitted Transaction.......................................       17
4. Sales by Amazon.com and Kleiner Perkins Caufield & Byers..........       17
     4.1 Right of First Refusal......................................       17
     4.2 Assignment of Right of First Refusal........................       18
     4.3 Permitted Transactions......................................       19
     4.4 Prohibited Transfers........................................       19
     4.5 Legended Certificates.......................................       19
     4.6 Termination of Right of First Refusal.......................       19
5. Miscellaneous.....................................................       20
     5.1 Successors and Assigns......................................       20
     5.2 Amendments and Waivers......................................       20
     5.3 Notices.....................................................       20
     5.4 Severability................................................       20

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     5.5 Governing Law...............................................       20
     5.6 Counterparts................................................       20
     5.7 Titles and Subtitles........................................       21
     5.8 Aggregation of Stock........................................       21

                              DRUGSTORE.COM, INC.

            FOURTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


     This Fourth Amended and Restated Investors' Rights Agreement (the "Agreement") is made as of the 18th day of May, 1999 by and among drugstore.com, inc., a Delaware corporation (the "Company") and the investors listed on Exhibit A hereto (the "Investors") and terminates and supersedes in all respects that certain Third Amended and Restated Investors' Rights Agreement dated January 29, 1999, by and among the Company and certain of the Investors (the "Prior Agreement").

                                   RECITALS

     A. The Company and certain of the Investors have entered into a Series D Preferred Stock and Convertible Note Purchase Agreement (the "Purchase Agreement") of even date herewith pursuant to which the Company will sell to such Investors and such Investors will purchase from the Company shares of the Company's Series D Preferred Stock. In connection with entering into the Purchase Agreement, the Company and the Investors wish to enter into this Agreement in order to provide the Investors with (i) certain rights to register shares of the Company's Common Stock issuable upon conversion of the Series A, Series B, Series C, and Series D Preferred Stock held by the Investors, (ii) certain rights to receive and inspect information pertaining to the Company,
(iii) a right of first offer with respect to certain issuances by the Company of its securities, and (iv) certain other covenants by the Company. The Company and the Investors who were parties to the prior Agreement desire to induce the Investors to purchase shares of Series D Preferred Stock pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.

     B. Pursuant to Section 5.2 of the Prior Agreement, this Agreement is being executed by the Company and the holders of at least two-thirds (2/3) of the Registrable Securities (as defined in the Prior Agreement) then outstanding, thereby agreeing that the Prior Agreement be terminated and superseded and replaced in its entirety by this Agreement.

                                   AGREEMENT

     The parties hereby agree as follows:

     1. Registration Rights. The Company and the Investors covenant and agree as follows:

          1.1  Definitions.  For purposes of this Section 1:

               (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;
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               (b)  The term "Registrable Securities" means (i) the shares of
Common Stock issuable or issued upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, (ii) shares of Common Stock issued or issuable upon conversion of Series A, Series B, Series C or Series D Preferred Stock issued or issuable upon exercise of warrants to purchase Series A, Series B, Series C or Series D Preferred Stock issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions approved in each case by the Board of Directors of the Company, which entities execute a counterpart signature page hereto and agree to be bound by the terms hereof, (iii) shares of Common Stock issued or issuable upon conversion of Series A, Series B, Series C or Series D Preferred Stock issued or issuable upon exercise of warrants to purchase Series A, Series B, Series C or Series D Preferred Stock issued to providers of products or technologies (or rights thereto) to the Company, if such issuance is approved by the Board of Directors of the Company, which entities execute a counterpart signature page hereto and agree to be bound by the terms hereof; (iv) shares of Series D Preferred Stock issued or issuable upon conversion of the Convertible Promissory Notes issued pursuant to the Purchase Agreement, and (v) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i), (ii), (iii) and (iv); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

               (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

               (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement;

               (e) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act;

               (f) The term "SEC" means the Securities and Exchange Commission; and

               (g) The term "Qualified IPO" means an underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement under the

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Securities Act, which results in gross proceeds in excess of $15,000,000 and the public offering price of which is at least $10.00 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization).

          1.2  Request for Registration.

               (a) If the Company shall receive at any time after the earlier of (i) June 22, 2003, or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement on Form S-4, S-8 or any successor thereto), a written request from the Holders of at least thirty-three percent (33%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities, then the Company shall, within fifteen (15) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within ten (10) days of the mailing of such notice by the Company in accordance with Section 5.3.

               (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

               (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

               (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                    (i) After the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                    (ii) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                    (iii) If the anticipated aggregate offering price to the public would not be in excess of $5,000,000; or

                    (iv) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

          1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-4, Form S-8 or any successors thereto, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within fifteen (15) days after mailing of such notice by the Company in accordance with Section 5.3, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

          1.4 Form S-3 Registration. In case the Company shall receive a written request or requests (i) from any Holder or Holders of at least twenty percent (20%) of the Registrable Securities then outstanding (other than Vulcan Ventures Incorporated ("Vulcan")) or (ii) from Vulcan, provided Vulcan then holds Registrable Securities with an aggregate offering price of at least $40 million, that, in each case, the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders propose to sell Registrable Securities at an aggregate price to the public of less than $500,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this
Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) during the period ending one hundred eighty (180) days after the effective date of a registration statement subject to Section 1.3.

               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

          1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement (other than a registration statement on Form S-3 pursuant to Section 1.4) that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

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

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred twenty
(120) days.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred twenty (120) days.

               (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or market on which similar securities issued by the Company are then listed.

               (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this
Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(2), whichever is applicable.

          1.7  Expenses of Registration.

               (a) Demand Registration. All expenses (other than underwriting discounts and commissions, stock transfer taxes and fees of counsel to the selling Holders in addition to that provided below) incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to
Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known or reasonably foreseeable to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

               (b) Company Registration. All expenses (other than underwriting discounts and commissions, stock transfer taxes and fees of counsel to the selling Holders in addition to that provided below) incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to
Section 1.3 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

               (c) Registration on Form S-3. All expenses (other than underwriting discounts and commissions, stock transfer taxes and fees of counsel to the selling Holders in addition to that provided below) incurred in connection with a registration requested pursuant to Section 1.4, including (without limitation) all registration, filing, qualification, printers' and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, and counsel for the Company shall be borne by the Company.

               (d) Underwriting Discounts and Commissions. All underwriting discounts and commissions incurred in connection with registrations in connection with each registration statement under Section 1 shall be borne by the participating sellers (and the Company, if the Company is a seller) in proportion to the number of shares sold by each, or as they otherwise may agree.

          1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by Holders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case, the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

          1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities
Act) for such Holder each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the partners, officers and directors of any such Holder, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

               (c)  Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

               (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f)  The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

               (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of at least 1,000,000 shares of such securities (appropriately adjusted for any stock split, stock dividend, or other recapitalization) or to a partner or affiliate (within the meaning of Rule 12b-2 of the Exchange Act) of the Holder, provided that (i) the Company is, promptly after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned;
(ii) the transferee or assignee agrees to be bound by the terms and conditions of this Agreement; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. Notwithstanding the limitations set forth in the foregoing sentence regarding the minimum number of shares that must be transferred, any Holder that is a corporation may transfer such Holder's registration rights to its wholly-owned subsidiaries without restriction as to the number of shares transferred.

          1.13 Limitations on Subsequent Registration Rights. Except as provided in Section 1.1(b) and Section 5.9, from and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

          1.14 "Market Stand-Off" Agreement. Each Holder hereby agrees that, during the period of duration (up to, but not exceeding, 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

               (a) such agreement shall be applicable to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

               (b) all officers and directors of the Company, and all holders of one percent or more of the Company's outstanding Common Stock (including shares issuable upon conversion of Preferred Stock) enter into similar agreements.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 1.14.

          Notwithstanding the foregoing, the obligations described in this
Section 1.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms which may be promulgated in the future.

          1.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of a Qualified IPO, or (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder's shares during a three-month period without registration.

     2.   Covenants of the Company.

          2.1 Delivery of Financial Statements. The Company shall deliver to each Holder of at least 1,500,000 shares of Registrable Securities:

               (a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company or otherwise reasonably acceptable to Holders of a majority of the Registrable Securities then outstanding;

               (b) within forty-five (45) days of the end of each quarter, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such quarter, in reasonable detail; and

               (c)  as soon as practicable, but in any event at least fifteen
(15) days prior to the end of each fiscal year, an operating budget and business plan for the next fiscal year.

          2.2 Inspection. The Company shall permit each Holder of at least 1,000,000 shares of Registrable Securities, at such Holder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this
Section 2.2 to provide access to any information which the Board of Directors reasonably determines in good faith to be a trade secret or similar confidential information.

          2.3 Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.3, a "Major Investor" shall mean any person who holds at least 1,000,000 shares of the Preferred Stock (or the Common Stock issued upon conversion thereof). For purposes of this Section 2.3, Major Investor includes any general partners and affiliates of a Major Investor. A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates in such proportions as it deems appropriate.

          Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

               (a) The Company shall deliver a notice by certified mail or overnight courier ("Notice") to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

               (b) Within 15 calendar days after delivery of the Notice, each Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Major Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).

               (c) The Company may, during the 60-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

               (d) The right of first offer in this paragraph 2.3 shall not be applicable (i) to the issuance or sale of capital stock (or options therefor) to employees, consultants, officers or directors of the Company pursuant to stock purchase or stock option plans or agreements approved by the Board of Directors of the Company (including options granted prior to the date hereof), (ii) to the issuance of securities in connection with bona fide acquisitions, mergers or similar transactions, (iii) to the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, (iv) to the issuance and sale of the Series D Preferred Stock under the Purchase Agreement and the Common Stock issued upon conversion of the Series A, Series B, Series C or Series D Preferred Stock, (v) to the issuance of securities in a public offering of securities pursuant to a registration statement filed under the Securities Act, (vi) to the issuance of securities pursuant to the conversion or exercise of options, warrants, notes, or other rights to acquire securities of the Company, or (vii) to the issuance of securities pursuant to stock splits, stock dividends or like transactions.

          2.4 Employee Confidential Information and Invention Assignment Agreements. The Company will require that all future employees, consultants and officers having access to proprietary information execute Confidential Information and Invention Assignment Agreements substantially in the form currently used by the Company and that such form may not be altered in a manner adverse to the Company without the approval of the Company's President.

          2.5  Termination of Covenants.

               (a) The covenants set forth in Sections 2.1 through Section 2.3 shall terminate as to each Investor and be of no further force or effect (i) upon the consummation of a Qualified IPO, or (ii) when the Company shall (A) sell, convey, or otherwise dispose of all or substantially all of its property or business or merge or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) where the stockholders of the Company own less than fifty percent (50%) of the voting power of the surviving entity after such merger or consolidation or (B) effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided that this subsection (ii) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company.

               (b) The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.5(a) above.


     3.   Standstill Agreement.

          3.1 No Increase of Ownership Interest. At any time following the date of this Agreement, except with the prior written consent of a majority of the Company's Board of Directors (excluding the vote of any director(s) appointed by the respective Investor or otherwise affiliated with such Investor), no Major Investor, together with any persons or entities affiliated with such Major Investor (collectively, the "Standstill Investor"), shall acquire beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of any securities of the Company entitled to vote with respect to the election of any directors of the Company ("Voting Securities"), any security convertible into, exchangeable for, or exercisable for, or that may become any Voting Securities or any other right to acquire Voting Securities (such Voting Securities and rights to acquire Voting Securities are collectively referred to herein as "Securities"), if after such acquisition, the Voting Securities then beneficially owned by the Standstill Investor represent more than the Standstill Investor's Threshold Percentage (defined below) of the Company's then outstanding Voting Securities (assuming the conversion, exchange and/or exercise of all convertible, exchangeable and exercisable securities, including all securities reserved for issuance under the Company's stock plans); provided however, that if at any time the Voting Securities beneficially owned by a Standstill Investor shall represent less than or the same as the Standstill Investor's Threshold Percentage, and, subsequently and solely as a result of the Company's repurchases of Voting Securities or a recapitalization of all the Company's capital stock, the Voting Securities beneficially owned by a Standstill Investor shall then represent more than the Standstill Investor's Threshold Percentage, then such Standstill Investor shall not be deemed in violation of this Section 3.1 for so long as such Standstill Investor does not purchase or acquire additional Voting Securities. For purposes of this Agreement, the "Standstill Investor's Threshold Percentage" shall be equal to 40.0% for each Standstill Investor. Notwithstanding the foregoing, for purposes of this Section 3.1 and for purposes of Sections 3.2, 3.3, 3.4 and 3.5 only, Vulcan Ventures Incorporated shall not be considered a "Major Investor" and shall not be deemed a "Standstill Investor".

          3.2 Notice of Voting Securities Purchases. Each Standstill Investor shall notify the Company as to any future acquisition of beneficial ownership of Voting Securities, or rights thereto, within ten (10) business days after such action in order for the Company to monitor compliance with the terms of this Agreement.

          3.3 Acts in Concert with Others. The Standstill Investor shall not join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any third person, for the purpose of acquiring any Securities that would exceed such Standstill Investor's Threshold Percentage.

          3.4 Termination of Standstill Agreement. The covenants set forth in this Section 3 shall terminate as to each Standstill Investor on the earlier of
(i) August 10, 2002, or (ii) when the Company shall (A) sell, convey, or otherwise dispose of all or substantially all of its property or business or merge or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) where the stockholders of the Company own less than fifty percent (50%) of the voting power of the surviving entity after such merger or consolidation or (B) effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, except in each case a merger effected exclusively for the purpose of changing the domicile of the Company.

          3.5  Permitted Transaction.  Notwithstanding the provisions of this
Section 3, on and after the eleventh business day after the commencement of a proxy contest, tender offer or exchange offer which could result in a "Change of Control Transaction" (as defined below) for outstanding Securities or on or after the public announcement that the Company has entered into an agreement with a third party not affiliated with the Company that would result in a Change of Control Transaction, the Standstill Investor shall be permitted to make a proposal to the Company's Board of Directors or shareholders or to tender or exchange any Securities beneficially owned by it pursuant to such transaction. As used herein, "Change of Control Transaction" shall mean (A) any tender or exchange offer, merger, consolidation, recapitalization or other business combination or transaction pursuant to which either (i) the holders of the outstanding voting power immediately prior to the transaction would hold less than 50% of the outstanding voting power outstanding immediately after the transaction or (ii)

50% of the assets of the Company would be transferred to or controlled by a third party not affiliated with the Company, except in each case a merger effected exclusively for the purpose of changing the domicile of the Company, or
(B) any action by the shareholders of the Company that results in the directors, who as of the date of Closing constitute the Company's Board of Directors (the "Incumbent Board"), ceasing to constitute at least a majority of the Company's Board of Directors; provided, however, that any individual becoming a director subsequent to the date of Closing whose nomination for election by the shareholders of the Company was approved by the vote of the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board.

     4.   Sales by Amazon.com and Kleiner Perkins Caufield & Byers.

          4.1 Right of First Refusal. Before any shares of the Company's capital stock ("Stock") held by Amazon.com, Inc. ("Amazon.com") or Kleiner Perkins Caufield & Byers VIII (including its affiliated funds) ("KPCB") (each a "ROFR Investor") may be sold or otherwise transferred, the Company or its permitted assignee under Section 4.2 shall have a right of first refusal to purchase such Stock on the terms and conditions set forth in this Section 4 (the "Right of First Refusal").

               (a) Notice of Proposed Transfer. The ROFR Investor proposing to make a sale or transfer (the "Seller") shall deliver to the Company and the other ROFR Investor a written notice (the "Seller Notice") stating: (i) the Seller's bona fide intention to sell or otherwise transfer such Stock; (ii) the name of each proposed purchaser or other transferee (the "Proposed Transferee");
(iii) the number of Shares of Stock proposed to be transferred to each Proposed Transferee; and (iv) the terms and conditions of each proposed sale or transfer. The Seller shall offer Stock at the same price (the "Offered Price") and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee.

               (b) Exercise of Right of First Refusal. At any time within fifteen (15) business days after receipt of the Seller Notice, the Company or its assignee may, by giving written notice to the Seller, elect to purchase all of the Stock proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

               (c) Purchase. The purchase price ("Purchase Price") for the Stock purchased by the Company or its assignee under this Section 4 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Seller to the Company (or, in the case of purchase by an assignee, to the assignee), or by any combination thereof within 30 days after the Company or its assignee provides the written notice to the Seller as provided in subsection (b) above.

               (d) Seller's Right to Transfer. If the Stock proposed in the Seller Notice to be transferred is not purchased by the Company or its assignee as provided in this Section 4, then the Seller may sell or otherwise transfer such Stock to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 90 days after the date of the Seller Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws. If any Stock described in the Seller Notice is not transferred to the Proposed Transferee within such period, or if the Seller proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Seller Notice shall be given to the Company and the other ROFR Investor, and the Company and/or its assignee shall again be offered the Right of First Refusal before any Stock held by the Seller may be sold or otherwise transferred.

               (e) Reissuance of Repurchased Shares. Any Stock purchased by the Company under this Section 4 from a ROFR Investor may be retired by the Company or held by the Company as treasury stock, but such Stock may not be reissued by the Company without the prior written consent of the non-selling ROFR Investor (the "Non-Selling Investor").

          4.2 Assignment of Right of First Refusal. In the case of proposed sales or transfers of Stock by a ROFR Investor, the Company agrees that in the event that the Company declines to exercise the Right of First Refusal, the Company will provide the Non-Selling Investor with notice of such determination at least five (5) business days prior to the end of the period in which the Right of First Refusal expires under Section 4.1(b). The Non-Selling Investor shall then have the right, exercisable by notice prior to the end of such period, to exercise such Right of First Refusal as the Company's assignee. Any Stock purchased by a ROFR Investor under this Section 4.2 shall not be deemed Voting Securities under Section 3.1 for purposes of calculating the Standstill Investor's Threshold Percentage. The Right of First Refusal is not otherwise assignable by the Company.

          4.3 Permitted Transactions. The provisions of this Section 4 shall not pertain or apply to:

               (i) Stock sold pursuant to a registration statement filed under the Securities Act;

               (ii) Distributions of Stock by KPCB to its limited partners and subsequent resales of such Stock;

               (iii) Transfers of Stock by KPCB to any affiliated investment fund or transfers of Stock by Amazon.com to any wholly-owned subsidiary, provided in each case that the transferee of such Stock agrees to be bound by the provisions of this paragraph;

               (iv) Stock sold in connection with a transaction or series of related transactions in which more than 80% of the voting power of the Company is disposed of; or

               (v) Sales or other transfers of Stock to any individual third party (including all affiliates of such third party), if such transferred Stock represents less than ten percent (10%) of the total number of shares of Stock held by the ROFR Investor at the time of transfer.

          4.4 Prohibited Transfers. Any attempt by a ROFR Investor to transfer Stock of the Company in violation of this Section 4 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such Stock.

          4.5 Legended Certificates. Each certificate representing shares of Stock of the Company now or hereafter owned by the ROFR Investors or issued to any Permitted Transferee pursuant to Section 4.3(iii) shall be endorsed with the following legend:

          "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL BY AND BETWEEN THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF PREFERRED STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

          The foregoing legend shall be removed upon termination of the Right of First Refusal in accordance with the provisions of Section 4.6.

          4.6 Termination of Right of First Refusal. The Right of First Refusal under this Section 4 shall terminate at such time as the covenants set forth in Section 3 shall have terminated pursuant to Section 3.4 above.


     5.   Miscellaneous.

          5.1 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Series A, Series B, Series C or Series D Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. A Holder that is a corporation may assign or transfer such Holder's rights and obligations to its wholly-owned subsidiaries without restriction as to the number of shares acquired.

          5.2 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of at least two-thirds (2/3) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          5.3 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth below or on Exhibit A hereto or as subsequently modified by written notice.

          5.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          5.5 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

          5.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          5.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          5.8 Aggregation of Stock. All shares of the Preferred Stock (or Common Stock issuable or issued upon conversion thereof) held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.


                           [Signature Page Follows]

     The parties have executed this Fourth Amended and Restated Investors' Rights Agreement as of the date first above written.

COMPANY:                               INVESTORS:

DRUGSTORE.COM, INC.                    /s/ Vulcan Ventures
                                       ________________________________________
                                       Vulcan Ventures Incorporated

By: /s/ Peter Neupert                  By:_____________________________________
   _______________________________
   Peter Neupert, President

                                       Name:___________________________________
Address:  13920 SE Eastgate Way,                        (print)
          Suite 300
          Bellevue, WA 98005           Title:__________________________________


                                       Kleiner Perkins Caufield & Byers VIII,
                                       L.P.

                                       By:  KPCB VIII Associates, L.P., its
                                       General Partner

                                       By: /s/ KPCB VIII
                                          _____________________________________
                                                    a General Partner

                                       Address:  2750 Sand Hill Road
                                                 Menlo Park, CA 94025


                                       KPCB VIII Founders Fund, L.P.

                                       By:  KPCB VIII Associates, L.P., its
                                       General Partner

                                       By: /s/ KPCB VIII Associates
                                          _____________________________________
                                                   a General Partner

                                       Address:  2750 Sand Hill Road
                                                 Menlo Park, CA 94025

                                       KPCB Life Sciences Zaibatsu Fund II, L.P.

                                       By:  KPCB VII Associates, L.P., its
                                       General Partner

                                       By: /s/ KPCB Life Sciences Zaibatsu Fund
                                               II
                                          _____________________________________
                                                    a General Partner

                                       Address:  2750 Sand Hill Road
                                                 Menlo Park, CA 94025


                                       Amazon.com, Inc.

                                       By: /s/ Amazon, Inc.
                                          _____________________________________

                                       Name:___________________________________

                                       Title:__________________________________

                                       Address:  1516 2nd Avenue
                                                 Seattle, WA 98101


                                       Peter Neupert

                                        /s/ Peter Neupert
                                       ________________________________________

                                       Address:  18650 NE 67th Court
                                                 Redmond, WA  98052



                               SIGNATURE PAGE TO
            FOURTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

                                   EXHIBIT A

                                   INVESTORS

          Name and Address
---------------------------------------

Kleiner Perkins Caufield & Byers VIII
2750 Sand Hill Road
Menlo Park, CA 94025

KPCB VIII Founders Fund, L.P.
2750 Sand Hill Road
Menlo Park, CA 94025

KPCB Information Sciences Zaibatsu Fund II, L.P.
2750 Sand Hill Road
Menlo Park, CA 94025

David Whorton
c/o Kleiner Perkins Caufield & Byers
2750 Sand Hill Road
Menlo Park, CA 94025

Amazon.com, Inc.
1516 2nd Avenue
Seattle, WA 98101
Attn: General Counsel

Peter Neupert
18650 NE 67th Court
Redmond, WA  98052

Maveron Equity Partners, L.P.
800 Fifth Avenue, Suite 4100
Seattle, WA  98104

Liberty DS, Inc.
8101 Prentice Avenue, Suite 500
Englewood, CO  80111

Vulcan Ventures Incorporated
110 110th Avenue Northeast, Suite 550
Bellevue, Washington  98004